                                                                    EXHIBIT 10.3

                                LEASE AGREEMENT

THIS LEASE, made as of the _____ day of October, 1999, by and between THE CONNECTICUT LIGHT AND POWER COMPANY, a specially chartered Connecticut corporation having a place of business at 107 Selden Street, Berlin, Connecticut ("Landlord") and LIGHTHOUSE LANDINGS, INC. having a place of business at One Springfield Avenue, Summit, New Jersey ("Tenant").

                                  WITNESSETH:

WHEREAS,

     Landlord is the owner of the parcel of land located at Atlantic Street and Washington Boulevard in Stamford, Connecticut, that is shown on the site plan attached hereto as Exhibit A and made a part hereof.

     Tenant wishes to lease from Landlord the area cross-hatched on said Exhibit and containing 3.6 acres, more or less, together with the dock located thereon (the "Premises") for the purpose of operating a ferry service.

     Landlord is willing to lease the Premises to Tenant on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

1.   Term:
     ----
     The initial term of the lease shall be five (5) years, commencing as of November 1, 1999 and ending on October 31, 2004 ("Initial Terns"), unless sooner terminated in accordance with the terms of this Lease.

     Rental payments shall commence on March 1, 2000. ("Rent Commencement Date")

2.   Renewal Option:
     ---------------
     If immediately prior to the expiration of the Initial Term, this lease shall be in full force and effect, and provided Tenant, not less than six
     (6) months prior to the expiration of the Initial Term shall have given Landlord written notice to renew, then upon the expiration of the Initial Term, the term of the Lease shall be automatically renewed and extended for a further term of five (5) years ("Renewal Term"). The terms and conditions of this Lease shall remain in full force and effect during the Renewal Term; provided, however, that rent for the Renewal Term shall be determined in accordance with Section 3 of this Lease.

3.   Rent:
     ----
     Initial Term:                      Annually
                                        --------
             Rent Commencement
             Date - Sixth Month         $100,000 ($8,333.33/month)
             Seventh - Twelfth Month    $150,000 ($12,500/month)
     Second Year                        $150,000 ($12,500/month)
     Third and Fourth Years             $175,000 ($14,583.33/month)
     Fifth Year                         $200,000 ($16,666.67/month)

     Renewal Term:
             Additional Five (5) Years

     The annual Base Rent during the Renewal Term shall be increased in accordance with the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, U.S. City Average - All Items
     - (1982-84 = 100).

     The annual Base Rent for each year of the Renewal Term shall equal the sum of the annual Base Rent for the immediately preceding lease year plus the product of said annual Base Rent for the immediately preceding lease year times any percentage increase in the Consumer Price Index ("CPI") occurring between the first day of the immediately preceding lease year and the last day of the immediately preceding lease year. But in no event will that amount be less than the amount payable in the immediately preceding lease year. Tenant shall continue to pay monthly Base Rent at the rate applicable to the immediately preceding lease year until such time as the CPI schedule is published and Landlord notifies Tenant of the adjusted Base Rent for the current lease year. Upon receipt of notification of the Base Rent for tile current lease year, Tenant shall remit any additional amounts due with the next Base Rent payment.

4.   Taxes:
     -----
     Landlord shall pay all taxes, charges and assessments levied against the Premises on or before the due date thereof. Within thirty (30) days of receipt of Landlord's invoice for the same, Tenant shall reimburse Landlord for the amount of any increase in taxes assessed against the Premises based on Tenant's particular use of the Premises. Tenant shall not be responsible for any other type of tax increase, including without limitation, general rate increases or general reassessments, except to the extent that such increases are attributable to Tenant's use of the Premises. Tenant shall have the right to appeal any tax increase which it is obligated to pay under this Section 4. Tenant shall be solely responsible for all taxes, including but not limited to sales and use taxes, attributable to Tenant's business operations.

5.   Use:
     ---
     The Premises will be used as a ferry service terminal including, without limitation, a parking lot, ticket office, terminal and dock for Tenant's vessels.

6.   Approvals:
     ---------

     After the execution of this Lease, Tenant shall diligently proceed to obtain all governmental permits, approvals, licenses and/or certificates required in connection with Tenant's use of the Premises, Tenant's alterations or improvements to the Premises, and Tenant's operation of passenger ferry services between the Premises and destinations selected by Tenant (collectively called herein the "Permits"). Tenant shall not be deemed to have obtained the Permits unless (a) all of the Permits contain terms and conditions acceptable to Tenant in its sole discretion, and (b) all of the Permits are final and unappealable (it being understood that all appeal periods applicable to the Permits shall have expired with no appeal having been filed, or if an appeal should be filed, it having been finally and conclusively resolved, without right of further appeal, in favor of the Permit).

     If Tenant has not obtained all such Permits within one hundred eighty days
     (180) days after the date of this Lease, then Tenant shall have the right to either (i) terminate this Lease or (ii) extend the contingency period for another sixty (60) days by notice given to Landlord within ten (10) days after the expiration of said one hundred eighty (180) day period; if Tenant exercises its right to extend the contingency period for an additional sixty (60) days, and if Tenant has not obtained all such Permits within the additional sixty (60) days, then Landlord and Tenant shall each have the right to terminate the lease by notice given to the other party within ton (10) days after the expiration of said sixty (60) day period.
     In the event that either party elects to terminate this Lease in accordance with this Paragraph 6, the Lease shall terminate as of the date of such notice of termination and thereafter neither party shall have any obligations or liability hereunder, except those which arose prior to the termination date. Landlord agrees to cooperate with Tenant in connection with the Permits; Tenant agrees to reimburse Landlord for its out of pocket costs incurred at Tenant's request in connection with obtaining the Permits.

7.   Insurance:
     ---------

     For so long as this Lease is in effect, and as a condition to entering the Premises, the Tenant must provide evidence of at least the following insurance coverages:

     (a) Workers' Compensation at statutory limits with Employer's Liability of at least $500,000 limits.

     (b) Comprehensive General Liability insurance, including broad form property damage liability, with a combined single limit of at least $2,000,000 per occurrence for bodily injury and property damage per occurrence.

     All policies shall be endorsed to:

     (a) Name the Landlord, its directors, officers, agents, employees, assigns and affiliates as additional insureds with respect to any and all third party bodily injury and/or property damage; and

     (b) Require that thirty (30) days written notice be given to the landlord prior to any cancellation or material change in the policy.

     Additionally: All insurance certificates must identify the location of the Premises.

8.   Indemnification:
     ---------------

     Tenant shall indemnify and hold the Landlord, its directors, officers, agents, employees, assigns and affiliates harmless from any and all claims, costs (including ally attorneys' fees), loss or liability whatsoever, including but not limited to injury to persons (including death) or damage to the Premises (including environmental damage to the Premises) caused by or resulting from (a) the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees, or (b) any breach by Tenant of the terms of this Lease.

     Landlord shall indemnify and hold the Tenant, its directors, officers, agents, employees, assigns and affiliates harmless from any and all claims, costs (including any attorneys' fees), loss or liability whatsoever, including but not limited to injury to persons (including death) or damage to the Premises (including environmental damage to the Premises) caused by or resulting from (a) the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees, or (b) any breach by Landlord of the terms of this Lease. The provisions of this Section 8 should survive the termination of this Lease.

9.   Damage to or destruction of the Premises:
     ----------------------------------------

          (a)  Lease Termination.
          ---  -----------------

     If the Premises: (a) by reason of fire or casualty are rendered unsuitable, in Tenant's judgment, for Tenant's business purposes and Tenant elects not to repair; or (b) are damaged as a result of a risk which is not covered by Tenant's insurance and Tenant elects not to repair; Tenant may terminate this Lease by written notice given to Landlord within sixty (60) days after such event. In the event of termination, this Lease shall expire thirty
     (30) days after the date on which such notice of termination is given and Tenant shall vacate and surrender the Premises to the Landlord. In the event that this Lease is not terminated, Tenant shall commence repairs and restoration as soon as is reasonably possible and prosecute the same to completion with all due diligence.

          (b)  Rent Abatement.
          ---  --------------

     The Base Rent shall be abated proportionately if Tenant's use of the Premises is impaired during the period of any damage, repair or restoration provided for in this Section 9, provided, however, any such abatement of rent shall end five (5) days after the repair of the Premises has been substantially completed and Tenant has obtained any certificate or approval necessary to re-occupy or use the Premises. Tenant shall continue the operation of its business at the Leased Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and any other obligations of Tenant under the Lease shall remain in full force. Except for the abatement of Rent herein provided, Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by any damage, destruction, repair or restoration. In the event the cause of the damage was due to the negligence or willful misconduct of the Tenant or its agents, employees, contractors or invitees, there shall be no abatement of rent.

10.  Condemnation of the Premises:
     ----------------------------

     If all or substantially all of the Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of actual taking and Base Pent and additional rent payable hereunder shall be prorated to the date of such taking. For the purposes of this Paragraph 10 "substantially all" of the Premises shall be deemed to have been taken if such condemnation or taking shall, in the reasonable deternnination of Tenant, render the Premises unusable for the Purposes set forth in Section 5 of this Lease.

11.  Leasehold Improvements:
     ----------------------

     Tenant shall have the right to install a ticket office, restripe the parking lots, relocate existing fence, make lighting improvements, landscape the Premises and construct a pedestrian ramp. Tenant shall also have the right to make other alterations and improvements to the Premises, consistent with Paragraph 5, subject to Landlord's prior written approval which shall not be unreasonably withheld or delayed. Upon receipt of an itemized invoice, Landlord shall reimburse Tenant for the costs and expenses incurred by Tenant in connection with the alterations and improvements described in this Section 11 up to but not exceeding $15,000.

     On the expiration or earlier termination of the Lease, tenant shall have the right, but not the obligation, to remove all improvements made by Tenant. All trade fixtures and personal property installed at the Premises shall remain Tenant's property and will be removed by Tenant within sixty
     (60) days of termination.

12.  Estoppel Certificate:
     --------------------

     Tenant shall, at any tune and from a time to time, upon not less than ten
     (10) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), and the dates to which the Base Rent and other payments have been paid in advance, if any, and stating whether or not Landlord is in default in performance of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Demised Premises or any mortgagees thereof or any assignee of any mortgage upon said fee.

     Landlord shall, at any time and from time to time, upon not less than ten
     (10) days prior notice by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), and the dates to which the Base Rent and other payments have been paid in advance, if any, and stating whether or not Tenant is in default in performance of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee of the Tenant's interest hereunder or any mortgagees thereof or any assignee of any mortgage upon said interest or any permitted subtenant.

13.  Compliance With Laws:
     --------------------

     Tenant shall comply with ail laws, statutes, ordinances, regulations and other requirements of any governmental authority ("Legal Requirements") to the extent such compliance is required as a result of (a) Tenant's specific use of the premises, and/or (b) Tenant's acts.

     Landlord shall comply with all Legal Requirements applicable to the Premises, except to the extent set forth above.

14.  Maintenance/Repairs:
     -------------------

     During the entire Lease Term, Tenant shall be responsible for ongoing maintenance and repairs of the Premises.

15.  Signage:
     -------

     Tenant shall have the right to install one or more signs on the Premises provided all applicable laws and ordinances are complied with.

16.  Services:
     --------

     Tenant is responsible for the collection of all garbage on the Premises, for the removal of all ice and snow, and for the maintenance of the landscaped areas; Landlord does not have any obligation with respect to said services.

     Additionally, Tenant shall pay for all electrical services related to Tenant's use of leased Premises, as monitored through a separate meter.

17.  Assignment/Sublease:
     -------------------

     Tenant shall have the right to assign the Lease or to sublet all or any portion of the Premises without Landlord's prior consent, (i) to any parent, affiliate or subsidiary of Tenant, (ii) to any purchaser of all or substantially all of Tenant's assets, (iii) to any purchaser of all or substantially all of Tenant's outstanding stock, and (iv) to any entity into which Tenant is merged or consolidated provided, however, that the use of the Premises by any such assignee or subtenant is consistent with, and expressly limited to, the use described in Paragraph 5, above. In the event of any such assignment or sublease, Tenant shall promptly notify Landlord.

     With respect to any other assignment or sublease to another ferry service operator, Landlord agrees not to unreasonably withhold or condition its consent; if Landlord fails to respond to Tenant's written request within thirty (30) days after its receipt by certified mail, then Landlord shall be deemed to have consented.

18.  Environmental Indemnification:
     -----------------------------

     (a) As a supplement to, and not a limitation of, the provisions of Section 13 hereof, Landlord shall, at its sole cost and expense, comply with all laws, statutes, ordinances, regulations and other requirements of any governmental authority relating to the environmental condition of the Premises ("Environmental Requirements"), including, without limitation, performing any testing, investigations, removal and remediation required by such Environmental Requirements, except that tenant shall be responsible for compliance with Environmental Requirements in connection with any release or discharge of a hazardous substance or hazardous waste occurring after the date hereof which is caused by Tenant or its agents, employees, contractors or invitees.

     (b) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, costs (including attorneys' fees), actions, loss, judgments, fines and liability whatsoever (including, without limitation, actions brought by any governmental authority or third party) arising out of or in connection with the environmental condition of the Premises or any other property owned or operated by Landlord, except for any environmental condition arising out of any release or discharge of a hazardous waste or hazardous substance at the Premises after the date hereof which is caused by Tenant or its agents, employees, contractors or invitees.

     (c) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs (including attorneys' fees), actions, loss judgments, fines and liability whatsoever (including, without limitation, actions brought by any governmental authority or third party) arising out of or in connection with any release or discharge of a hazardous waste or hazardous substance at the Premises after the date hereof which is caused by Tenant or its agents, employees, contractors or invitees.

     (d) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right during the Investigation Period (as hereinafter defined) to conduct such investigations and analyses of the environmental condition of the Premises and its environs as it deems prudent. Landlord shall cooperate with Tenant, at no cost to Landlord, in connection with such investigations and analyses. In the event that Tenant, in its sole discretion, is not satisfied with the results of any such investigation or analysis, it shall have the right, by notice given to Landlord prior to the expiration of the Investigation Period, to terminate this Lease. As of the date of any such notice, this lease shall terminate and neither party shall have any further liability hereunder. The term "Investigation Period" as used herein shall mean the period commencing on the date of this Lease and ending on the thirtieth (30) day thereafter.

     (e) The indemnification provisions of this Section 18 shall survive the termination of this Lease.

19.  Pollutants/Permits:
     ------------------

     Tenant shall not at any time use or store any pollutant or hazardous
                  ---
     material on the Premises, and shall at all times maintain the Premises in a safe and lawful condition. Upon Landlord's request, Tenant shall provide evidence reasonably satisfactory to Landlord that all required consents or permits are in force for Tenant's use of the Premises.

20.  Cancellation:
     ------------

     Tenant recognizes that the Premises is a component of the entire twenty-five (25) acre parcel (the "Property") being marketed for redevelopment in conjunction with the City of Stamford's redevelopment efforts for the entire Southend.

     In the event of any sale of the Prep rises by Connecticut Light and Power Company, Landlord shall have the right to require Tenant to relocate to new premises owned by Landlord, subject, however, to the following:

     (a) Landlord shall give Tenant not less than one (1) year's prior written notice of the relocation (the date which is one (1) year after the date of such notice being hereinafter called the "Relocation Date"), which notice shall include a plan identifying the New Premises (as hereinafter defined);

     (b) the Premises shall be relocated to another portion of the Property (the "New Premises") which (i) shall be suitable to Tenant for the operation of its ferry service terminal, (ii) shall be in good and safe condition and in compliance with all applicable laws, statutes, ordinances and other requirements of any governmental authority, and
          (iii) shall include, without limitation, an on site dock, on site parking with at least as many spaces as the original Premises, vehicular access directly to a main public road, and location for signage to adequately identify to the public the location of Tenant's operation;

     (c) commencing not less than ninety (90) days prior to the Relocation Date, Tenant shall have the right to access the New Premises and to construct and install such alterations, improvements and facilities as Tenant deems necessary, provided such alterations, improvements and facilities are consistent with the use permitted under Paragraph 5 hereof (such alterations, improvements and facilities being called herein the "Relocation Work") and to otherwise prepare the New Premises for Tenant's use and occupancy; and

     (d) Landlord shall cooperate with Tenant, at Tenant's cost, in connection with all governmental permits, approvals, licenses and/or certifications required in connection with Tenant's use of the New Premises, the Relocation Work, and Tenant's operation of passenger ferry services between the New Premises and destinations selected by Tenant (the permits, approvals, licenses and/or certifications referred to herein being called collectively, the "New Permits").

     Subject to the foregoing provisions, on or before the Relocation Date (or such later date as shall be reasonably necessary for Tenant to complete the Relocation Work and to commence its operations from the New Premises, provided Tenant shall have diligently pursued the New Permits and after obtaining the New Permits shall have diligently pursued the Relocation
     Work), Tenant shall surrender the original Premises to Landlord and from and after the date of such surrender, the New Premises shall be deemed to be the Premises under this Lease and all other terms and conditions of this Lease shall remain unmodified and in full force and effect.

     Notwithstanding anything to the contrary contained herein, in the event that Tenant has not obtained all of the New Permits on or before the Relocation Date, Tenant shall have the right to terminate this Lease by notice given to Landlord within ten (10) days after the Relocation Date.
     In the event that Tenant gives such termination notice, this Lease shall terminate as of the date of the notice. Tenant shall not be deemed to have obtained the New Permits unless (a) all of the New Permits contain terms and conditions acceptable to Tenant in its sole discretion, and (b) all of the New Permits are final and unappealable (it being understood that all appeal periods applicable to the New Permits shall have expired with no appeal having been filed, or if an appeal should be filed, it having been finally and conclusively resolved, without right of further appeal, in favor of the New Permit).

21.  Quiet Enjoyment:
     ---------------

     Landlord represents and warrants that (a) it is the owner of the Premises, and (b) there are no covenants, easements, restrictions, agreements or other encumbrances affecting the Premises which would interfere with Tenant's use of the Premises as contemplated hereby. Landlord covenants that if, and so long as, Tenant performs its obligations hereunder, Tenant shall have the right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

22.  Notices:
     -------

     All Notices permitted or required to be made by the Tenant or the Landlord shall be made in writing and will be considered to be received upon personal delivery or three (3) business days following mailing of a Notice by certified mail, postage prepaid, return receipt requested to:

            Landlord:    The Connecticut Light and Power Company
                         Real Estate Department
                         Box 270
                         Hartford, CT 06141-0270
                         Attention: Manager - Real Estate and Land Planning

            Tenant:      Lighthouse Landings, Inc.
                         One Springfield Avenue
                         Summit, NJ 07901
                         Attention: Raymond F. Wright,
                         Executive Vice President and Chief Financial Officer

23.  Entire Agreement:
     ----------------

     This Lease constitutes the entire agreement between the Landlord and the Tenant with respect to the Premises and no oral statements, promises, express or implied warranties, or other understandings except those expressly set forth in this Lease shall be valid unless reduced to writing and signed by both parties on or after the date of this Lease.

24.  No Broker:
     ---------

     Tenant represents that no broker or agent brought the Premises to the Tenant's attention or was the procuring cause of this Lease transaction. Landlord enters into this Lease in reliance on Tenant's representation that no broker or agent, in any way, brought the Premises to the Tenant's attention or was the procuring cause of this Lease transaction.

     Landlord represents that no broker or agent was the procuring cause of this Lease transaction. Tenant enters into this Lease in reliance on Landlord's representation, that no broker or agent was, in any way, the procuring cause of this Lease transaction.

25.  Binding Effect:
     --------------

     This Lease is binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                    LANDLORD:  THE CONNECTICUT (LIGHT AND
                                            POWER COMPANY

                                 By: /s/Salvatore Giuliano
                                    --------------------------------------------
                                     Salvatore Giuliano
                                     Manager - Real Estate and Land Planning

                    TENANT:  LIGHTHOUSE LANDINGS, INC.


                                 By: /s/Raymond F. Wright
                                    --------------------------------------------
                                     Raymond F. Wright
                                     Executive Vice President and
                                     Chief Financial Officer